Contact:

Gramercy Capital Corp.
Heidi Gillette
Investor Relations
(212) 297-1000

-or-

American Financial Realty Trust
Muriel Lange
Investor Relations
215-887-2280 X3023

FOR IMMEDIATE RELEASE

Gramercy Capital Corp. to Acquire
American Financial Realty Trust
for Cash and Shares of Gramercy Stock
***
Merger Unites Top Performing Specialty Finance Company with the Nation’s Leading Landlord to
Financial Service Tenants

November 5, 2007 – Gramercy Capital Corp. (NYSE: GKK), “Gramercy,” and American Financial Realty Trust (NYSE: AFR), “American Financial,” announced today that they have entered into a definitive merger agreement for Gramercy to acquire American Financial for approximately $3.4 billion, including the assumption of American Financial’s outstanding indebtedness.

Under the terms of the merger agreement, Gramercy will acquire all of American Financial’s common stock for per share consideration of $5.50 in cash and 0.12096 shares of Gramercy common stock. This exchange ratio is fixed. Upon closing, American Financial’s shareholders are expected to own approximately 31% of Gramercy’s outstanding shares.

The acquisition will combine the existing operating platforms of American Financial and Gramercy to create an integrated commercial real estate finance and operating company. American Financial, formed in 2002 to specifically serve the banking and financial services community, is a primary landlord to, among others, Bank of America, N.A. and Wachovia, N.A., two of the nation’s five largest banks. Gramercy is externally-managed by GKK Manager LLC, which is a majority-owned subsidiary of SL Green Realty Corp. (NYSE: SLG), “SL Green.” SL Green, the largest shareholder of Gramercy, is New York City’s largest office property owner and a landlord to several of the nation’s leading financial institutions, including Citigroup, N.A., Credit Suisse Securities (USA), Inc., Morgan Stanley and others.

The acquisition transforms Gramercy from a pure specialty finance company into a more than $7 billion diversified enterprise with complementary business lines consisting of commercial real estate finance and property investments. After completion of the transaction, Gramercy expects to own approximately 27 million square feet of commercial real estate in 37 states to add to its $3.5 billion of debt investments — a real estate portfolio that will account for nearly half of the combined entity’s total assets, thereby providing scale and diversity for the ultimate benefit of stockholders.

The transaction has been unanimously approved by both companies’ boards of directors and is expected to close towards the end of the first quarter of 2008. It is subject to customary closing conditions, including approval by both Gramercy’s and American Financial’s stockholders. SL Green has committed to vote in favor of the transaction.

Marc Holliday, the Chief Executive Officer of Gramercy, commented, “Gramercy Capital has performed well for its stockholders since the company was launched in 2004. We believe that this major strategic acquisition will provide a powerful growth engine for the future. In a single stroke, it will make the company a leading player in commercial real estate ownership, and further differentiate us from our current peers.”

He continued, “We believe that the American Financial portfolio contains unrealized potential that we are uniquely qualified to extract. By combining Gramercy’s financial resources and capital markets expertise with SL Green’s recognized portfolio investment and asset management skills, we believe we can fully realize the vision behind the original creation of American Financial. Our stockholders have already experienced the benefits of owning properties that are net leased to financial institutions through our ownership in One Madison Avenue, which has been far and away the most profitable investment Gramercy has made to date. Now we stand ready to build on that success.”

Lewis S. Ranieri, Chairman of the Board for AFR, said, “During the past 14 months, American Financial has made great strides in executing its portfolio repositioning plan.  While the volatility in credit markets has been challenging, we’ve also witnessed good opportunities for growth of our business in the banking market.  Recognizing a singular opportunity to create both near- and long-term shareholder value anchored in the synergies that exist by the blending of our portfolio and Gramercy’s strong balance sheet and capital markets expertise, our board unanimously approved this transaction.  When this deal is finalized, AFR shareholders will own almost one-third of Gramercy, an outstanding real estate finance company that we are confident will employ its extensive resources to realizing the full potential of AFR’s portfolio.”

Banc of America Securities, LLC, Greenhill & Co., LLC, and Deutsche Bank Securities Inc. served as financial advisors to American Financial, and Greenhill & Co., LLC has delivered a fairness opinion in connection with the transaction. Wachtell, Lipton, Rosen and Katz and Morgan, Lewis & Bockius LLP served as legal counsel to American Financial. Citi, Goldman Sachs & Co., and Morgan Stanley acted as financial advisors to Gramercy. Clifford Chance US LLP served as legal counsel to Gramercy. and Fried, Frank, Harris, Shriver & Jacobson, LLP acted as special counsel to Gramercy.

Pending the closing of the transaction, American Financial Realty Trust expects to continue to pay customary quarterly dividends through the fourth quarter of 2007. Pursuant to the merger agreement, American Financial will not be permitted to pay dividends thereafter.

Conference Call

Gramercy Capital Corp will conduct a conference call to discuss the transaction Monday, November 5, 2007 at 10:00 AM Eastern (New York) time. To participate in the teleconference, please dial 888-396-2356 (domestic) or 617-847-8709 (international) and enter the pass code “65492570.” If you are unable to participate in the call, a “playback” will be available until November 9, 2007 at 11:59 PM Eastern time by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering the pass code “44245066.” An online simulcast of the call and an investor presentation for the transaction will be available on the Gramercy Capital Corp. website at http://www.gramercycapitalcorp.com. A “playback” via web-cast will also be available online.

About Gramercy Capital Corp.

Gramercy Capital Corp. is a commercial real estate specialty finance company that focuses on the direct origination and acquisition of whole loans, subordinate interests in whole loans, mezzanine loans, preferred equity, CMBS and other real estate securities, and net lease investments involving commercial properties throughout the United States.

Gramercy is externally-managed by GKK Manager LLC, which is a majority-owned subsidiary of SL Green Realty Corp. (NYSE: SLG). Gramercy is headquartered in New York City and has a regional investment office in Los Angeles, California.

For more information on Gramercy Capital Corp., visit the Gramercy Capital Corp. website at http://www.gramercycapitalcorp.com.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company through its operating partnership and various affiliates owns and manages its assets primarily under long-term triple net and bond net leases with banks. American Financial is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the American Financial Realty Trust’s website at http://www.afrt.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Gramercy, American Financial, SL Green and their affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Gramercy and American Financial, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies and the effects of general and local economic conditions, interest rates, capital market conditions, bankruptcies and defaults of borrowers or tenants in properties securing the Company’s investments, and other factors, which are beyond the companies’ control. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information and Where to Find It

This press release does not constitute an offer of any securities for sale. Gramercy intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Gramercy and American Financial and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the stockholders of Gramercy and American Financial. Investors and security holders of Gramercy and American Financial are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Gramercy, American Financial and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Gramercy or American Financial with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gramercy by contacting Gramercy’s Investor Relations at www.gramercycapitalcorp.com or via telephone at 212-297-1000. Investors and security holders may obtain free copies of the documents filed with the SEC by American Financial at www.afrt.com or via telephone at 215-887-2280. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Gramercy and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Gramercy and American Financial in favor of the proposed transaction. Information about the directors and executive officers of Gramercy and their respective interests in the proposed transaction is set forth in Gramercy’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

American Financial and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of American Financial and Gramercy in favor of the proposed transaction. Information about the directors and executive officers of American Financial and their respective interests in the proposed transaction is set forth in American Financial’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

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